                                                                    Exhibit 4.02

                          LEHMAN BROTHERS HOLDINGS INC.

      Principal Protected Notes Linked to the Nikkei 225(SM) Index Due December
21, 2011

Number R-1                                                            $4,000,000
ISIN US 524908UH17                                               CUSIP 524908UH1

            SEE REVERSE FOR CERTAIN DEFINITIONS

            THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE
MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME
OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE
OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE
TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY
OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE
DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR
A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS
MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, on the Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the
Securities represented hereby, an amount equal to the Payment at Maturity. THE
SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

            Any amount payable on the Maturity Date hereon will be paid only upon presentation and surrender of this Security.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY
SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                                                                               2

            "Nikkei" and "Nikkei 225" are the service marks of Nihon Keizai
Shimbun, Inc. and have been licensed for use by the Company. The Securities, linked to the performance of the Nikkei 225 Index, are not sponsored, endorsed, sold or promoted by Nihon Keizai Shimbun, Inc. and Nihon Keizai Shimbun, Inc.
makes no representation regarding the advisability of investing in the
Securities. This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                                                                               3

            IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice
Chairman, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: December 21, 2006                 LEHMAN BROTHERS HOLDINGS INC.

                                         By: /s/ James J. Killerlane III
                                             ----------------------------------
                                             Vice President

                                         Attest: /s/ Jin Lee
                                                 ------------------------------
                                                 Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee

By: /s/ Wafaa Orfy
    -------------------------------
    Title: Authorized Officer

                               Reverse of Security

            This Security is one of a duly authorized series of Securities of the Company designated as Principal Protected Notes Linked to the Nikkei 225(SM)
Index Due December 21, 2011 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of
Securities is one of an indefinite number of series of debt securities of the
Company, issued and to be issued under an indenture, dated as of September 1,
1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

            The Payment at Maturity, at the request of the Trustee, shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement. The Trustee shall fully rely on the determination by the Calculation
Agent of the Payment at Maturity and shall have no duty to make any such determination. The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Payment at Maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

            All calculations with respect to the Initial Index Level, the Ending
Index Level, the Index Return or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
..876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655);
and all dollar amounts paid on the aggregate principal amount of Notes per
Holder will be rounded to the nearest cent, with one-half cent rounded upward.

            This Security is not subject to any sinking fund.

            If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the
Indenture will be equal to the Payment at Maturity calculated as though the date of acceleration were the Observation Date. If the maturity of the Notes is accelerated because of an Event of Default, the Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository
Trust Company of the cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

            The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or

                                                                               2

changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this
Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

            No reference herein to the Indenture and no provision of this
Security or of the Indenture shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

            The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

            The Company, the Trustee, and any agent of the Company or of the
Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

            No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any
Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                                                               3

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the
Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Company agrees, and by acceptance of beneficial ownership interest in the Notes of this series, each Holder of such Notes will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the
Notes of this series as indebtedness that is subject to Treas. Reg. Sec.
1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the
Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes of this series. The Company agrees to provide promptly to
Holders, upon written request, the amount of "original issue discount," "issue date," "yield to maturity," "comparable yield" and "projected payment schedule."
Any such written request should be sent to the Company at the following address:
Controller's Office, Lehman Brothers Holdings Inc., 745 Seventh Avenue, New
York, New York 10019.

            THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DEFINITIONS

            Set forth below are definitions of the terms used in this Security.

            "Additional Amount", as calculated by the Calculation Agent, per
$1,000 principal amount note paid at maturity shall equal $1,000 x the Index
Return x the Upside Participation Rate; provided that the Additional Amount will not be less than zero.

            "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

            "Calculation Agency Agreement" shall mean the Calculation Agency
Agreement, dated as of December 21, 2006 between the Company and the Calculation
Agent, as amended from time to time, or any successor calculation agency agreement.

            "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Payment at Maturity, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

            "Closing Price" of a security, on any particular day, means the last reported sales price for that security on the Relevant Exchange at the scheduled weekday closing time of the

                                                                               4

regular trading session of the Relevant Exchange. If, however, the security is not listed or traded on a bulletin board, then the Closing Price of the security will be determined using the average execution price per share that an affiliate of the Company pays or receives upon the purchase or sale of the security used to hedge the Company's obligations under the Notes.

            "Company" shall have the meaning set forth on the face of this
Security.

            "Ending Index Level" shall equal the Index Closing Level on the
Observation Date.

            "Holder" shall have the meaning set forth on the reverse of this
Security.

            "Indenture" shall have the meaning set forth on the reverse of this
Security.

            "Index" shall mean the Nikkei 225(SM) Index, as calculated, published and disseminated by NKS.

            "Index Closing Level", as determined by the Calculation Agent, shall mean, with respect to any Trading Day, the closing level of the Index or the
Successor Index, as the case may be, at the regular official weekday close of the principal trading session of the Relevant Exchange or market for the Index or the Successor Index, as the case may be, on such day, or as determined by the
Calculation Agent pursuant to the Calculation Agency Agreement as described below under "Discontinuation of the Index; Alteration of Method of Calculation."

            "Index Return", as calculated by the Calculation Agent, is calculated as follows:

                    Ending Index Level - Initial Index Level
                    ----------------------------------------
                               Initial Index Level

            "Initial Index Level" shall equal 16962.11, the Index Closing Level on December 18, 2006.

            "Market Disruption Event", with respect to the Index or any
Successor Index shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

            (1)   a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant
Successor Index) on the Relevant Exchanges for such securities at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange;

            (2)   a breakdown or failure in the price and trade reporting
systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant Successor Index) at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

            (3)   a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to

                                                                               5

the Index (or the relevant Successor Index) at any time during the one hour period preceding the close of the principal trading session on such exchange; or

            (4)   a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

            For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of:

            (1)   the portion of the level of the Index attributable to that security relative to

            (2)   the overall level of the Index,

in each case immediately before that suspension or limitation.

            For purposes of determining whether a Market Disruption Event has occurred:

            (1)   a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

            (2)   limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

            (3)   a suspension of trading in futures or options contracts on the
Index by the primary securities market trading in such contracts by reason of
(i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts, or (iii) a disparity in bid and ask quotes relating to such contracts, will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

            (4)   a suspension, absence or material limitation of trading on any
Relevant Exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                                                                               6

            "Maturity Date" shall mean December 21, 2011, unless that day is not a Business Day, in which case the amount equal to the Payment at Maturity will be made on the next succeeding Business Day following December 21, 2011);
provided, that if due to a non-Trading Day or a Market Disruption Event, the
Observation Date is postponed so that it falls less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third
Business Day following the Observation Date, as postponed.

            "NKS" shall mean Nihon Keizai Shimbun, Inc.

            "NYSE" shall mean The New York Stock Exchange, Inc.

            "Observation Date" shall mean December 16, 2011; provided, that if an Observation Date is not a Trading Day or if there is a Market Disruption
Event on such day, the applicable Observation Date shall be postponed to the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or is continuing; provided, however, that the Index Closing Level for the Observation Date shall not be determined on a date later than the eighth scheduled Trading Day after the originally scheduled Observation Date, and if such day is not a Trading Day, or if there is a Market Disruption Event on such date, the Calculation Agent shall determine the Index Closing Level for the
Observation Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the
Market Disruption Event (or prior to the non-Trading Day), using the Closing
Price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the
Closing Price that would have prevailed but for such suspension or limitation or non-Trading Day) on such eighth scheduled Trading Day of each security most recently constituting the Index.

            "Payment at Maturity", as calculated by the Calculation Agent, shall equal a cash payment per $1,000 principal amount note of $1,000 plus the
Additional Amount (which may be zero).

            "Place of Payment" shall mean the place or places where the Payment at Maturity on the Securities is payable.

            "Relevant Exchange" shall mean, for any security (or any combination thereof) then included in the Index or any Successor Index, the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

            "Securities" shall have the meaning set forth on the reverse of this
Security.

            "Security" shall have the meaning set forth on the face of this
Security.

            "Successor Index" shall have the meaning specified under
"Discontinuation of the Index; Alteration of Method of Calculation."

            "Trading Day" means a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the Relevant Exchanges for securities underlying the Index and (ii) the exchanges on which futures or options contracts related to the Index are traded, other than a day on which trading on such Relevant Exchange or exchange on which such securities,

                                                                               7

futures or options contracts are traded is scheduled to close prior to its scheduled weekday closing time.

            "Trustee" shall have the meaning set forth on the reverse of this
Security.

            "Upside Participation Rate" shall mean 132.00%.

            All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

CALCULATION AGENT

            The Calculation Agent will determine, among other things, the
Initial Index Level, the Ending Index Level, the Index Return, the Additional
Amount (which may be zero) and the Payment at Maturity. In addition, the
Calculation Agent will determine whether there has been a Market Disruption
Event or a discontinuation of the Index, and whether there has been a material change in the method of calculation of the Index. All calculations, determinations or adjustments made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Holders and on the Company. The
Company may appoint a different Calculation Agent from time to time after the date of the original issue of the Notes without the Holders' consent and without notifying Holders.

DISCONTINUATION OF THE INDEX; ALTERATION OF METHOD OF CALCULATION

            If NKS discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (a "Successor Index"), then any Index Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the TSE (2nd session) or the
Relevant Exchange or market for the Successor Index on the Observation Date.
Upon any selection by the Calculation Agent of a Successor Index, the
Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

            If NKS discontinues publication of the Index prior to, and such discontinuation is continuing on, the Observation Date and the Calculation Agent
determines that no Successor Index is available at such time, or the Calculation
Agent has previously selected a Successor Index and publication of such
Successor Index is discontinued prior to, and such discontinuation is continuing on, the Observation Date, or if NKS (or the publisher of any Successor Index)
fails to calculate and publish an Index Closing Level for the Index (or any
Successor Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Index
Closing Level for such date. The Index Closing Level will be computed by the
Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish an Index Closing Level for the Index or Successor Index, as applicable, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal

                                                                               8

trading session on such date of each security most recently composing the Index or Successor Index, as applicable.

            If at any time the method of calculating the Index or a Successor
Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index or such
Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the
Calculation Agent will calculate the Index Closing Level with reference to the
Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the
Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the
Calculation Agent will adjust its calculation of the Index or such Successor
Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

                                                                               9

            The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -             as tenants in common                   UNIF GIFT MIN ACT - ______ Custodian ______
                                                                                 (Cust)           (Minor)
TEN ENT -             as tenants by the entireties           under Uniform Gifts to Minors
JT TEN  -             as joint tenants with right of         Act ______________________________________
                      Survivorship and not as tenants in                        ( State)
                      common

            Additional abbreviations may also be used though not in the above list.

                        ______________________________________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

      Dated:

                                      ______________________________________

            NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

______________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.